FILED PURSUANT TO RULE 424 (B)(3)

File Number 333-144884

ARAMARK CORPORATION

SUPPLEMENT NO. 7 TO

MARKET MAKING PROSPECTUS DATED

JANUARY 4, 2010

THE DATE OF THIS SUPPLEMENT IS OCTOBER 18, 2010

ON OCTOBER 18, 2010, ARAMARK CORPORATION FILED THE ATTACHED FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2010

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		Zip Code

Registrant’s telephone, including area code:     215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On October 14, 2010, ARAMARK Food and Support Services Group, Inc. (“ARAMARK”), a subsidiary of ARAMARK Corporation (the “Registrant”), entered into an Amendment Agreement with Sysco Corporation (“Sysco”). The Amendment Agreement amends the Master Distribution Agreement (the “MDA”) dated November 25, 2006 between ARAMARK and Sysco to extend the term of the MDA from November 30, 2010 to March 31, 2011. A copy of the Amendment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The MDA was filed as Exhibit 10.1 to the Registrant’s Form 10-Q on February 7, 2007.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On October 13, 2010, Ravi K. Saligram, Chief Globalization officer of the Registrant, President, ARAMARK International, and one of the Registrant’s named executive officers, notified the Registrant that he was resigning his positions with the Registrant effective November 5, 2010.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Description

10.1	Amendment Agreement to Master Distribution Agreement dated October 14, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: October 18, 2010	By:	/S/ L. FREDERICK SUTHERLAND
	Name: Title:	L. Frederick Sutherland Executive Vice President and Chief Financial Officer

Index to Exhibits

Number	Description

10.1	Amendment Agreement to Master Distribution Agreement dated October 14, 2010.

Exhibit 10.1

AMENDMENT AGREEMENT

TO MASTER DISTRIBUTION AGREEMENT

This Amendment Agreement (this “Amendment”), dated the latter of the two dates under the signatures below (the “Amendment Effective Date”), is entered into between ARAMARK Food and Support Services Group, Inc. (“ARAMARK”) and Sysco Corporation (“Sysco”) and amends that certain Master Distribution Agreement, dated as of November 25, 2006, as amended to date (the “Agreement”), between the parties. All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The end of the term of the Agreement specified in Section 7 of the Agreement is extended from November 30, 2010 to March 31, 2011.

2.	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute but one and the same instrument. Delivery of a signature page of this Amendment signed by one party by telecopy to the other parties shall be effective as delivery of a manually executed signature page.

3.	Except as expressly modified by, or inconsistent with, the terms of this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

SYSCO CORPORATION		ARAMARK FOOD AND SUPPORT SERVICES GROUP, INC.

By:	/s/ Richard E. Abbey	By:	/s/ John M. Orobono
Printed:	Richard E. Abbey	Printed:	John M. Orobono
Title:	Vice President, Contract Sales	Title:	Sr. V.P. Sales
Date:	October 14, 2010	Date:	10-14-10

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